ASSET PURCHASE AGREEMENT

THIS  AGREEMENT  dated  for  reference  the  23rd  day  of  April,  1999.

BETWEEN:

VIRTUALSELLERS.COM, INC., a company incorporated pursuant to the laws of the State of Illinois, U.S.A. and having an office at 40 Shuman Blvd., Suite 105, Naperville, Illinois

(the  "Vendor")
                                                               OF THE FIRST PART

AND:

KEVIN  WIELGUS,  businessperson,  of 536 South Lyman, Des Plaines, Illinois, and
DOROTHY  TOMEK,  businessperson,  of  536  South  Lyman,  Des  Plaines, Illinois

(the  "Principals")
                                                              OF THE SECOND PART

AND:

SUNCOM TELECOMMUNICATIONS INC., a company incorporated pursuant to the federal laws of Canada, and having an office at 120 North LaSalle Street, Suite 1000, Chicago, Illinois, U.S.A. 60602

(the  "Purchaser")
                                                               OF THE THIRD PART

WITNESSES  THAT  WHEREAS:

A. The Vendor carries on the business comprised of providing turn-key order processing of electronic commerce transactions for third parties selling goods and/or services over the Internet (the "Business");

B. The Vendor owns certain assets used in the operation of the Business;

C. The Vendor and the Purchaser entered into an exclusive worldwide licensing agreement (the "License Agreement") to operate the Business and to use the assets of the Business;

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D.          The  Vendor  and the Purchaser have mutually agreed to terminate the
License Agreement and to enter into this Agreement whereby the Vendor has agreed to sell and the Purchaser has agreed to purchase all of the property, assets and undertaking of the Business as a going concern on the terms and conditions as set forth in this Agreement; and

E. The Principals are directors, officers and shareholders of the Vendor and have a substantial proprietary and financial interest in the Vendor. NOW THEREFORE in consideration of the premises and the respective covenants, agreements representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

1.          DEFINED  TERMS

1.1 For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a) "Assumed Indebtedness" means the aggregate indebtedness of the Vendor owing to the creditors which is being assumed by the Purchaser as described in Schedule "7" hereto;

(b) "Financial Statements" means the financial statements of the Vendor as at and for the period from January 1, 1999 to April 14, 1999, a copy of which is annexed hereto as Schedule "1" - Financial Statements;

(c) "Business" means the business carried on by the Vendor consisting primarily of the provision of turn-key order processing of electronic commerce transactions for third parties selling goods and/or services over the Internet;

(d) "Business Assets" means all property and assets of the Business of every kind and description and wherever situate, including, without limiting the foregoing:

(i)     all  Equipment  of  the  Business;

(ii)     all  Inventory  of  the  Business;

(iii)     all  right, title, benefit, and interest under the Material Contracts;

(iv) all customer lists, brochures, samples, price lists, advertising material, production records, employee manuals, personnel records, accounting and other books and records, and all other information, correspondence, documents, and material relating to the Business;

(v) all right, title, and interest of the Vendor in and to all the Intellectual Property, including without limitation the Intellectual Property described in Schedule "5" - Intellectual Property hereto;

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(vi)     all  permits,  licences,  consents,  authorizations,  and  approvals pertaining  to  the  Business;

(vii)     all  prepaid  expenses;

(viii)     all  accounts  receivable;

(ix) all computer hardware and software, including all rights and/or licences and other agreements or instruments relating thereto; and

(x)     the  Goodwill  of  the  Business.

(e) "Business Day" means any day, other than a Saturday, Sunday or statutory holiday in either British Columbia, Canada or Illinois, United States;

(f) "Closing" means the completion of the transactions contemplated in this Asset Purchase Agreement;

(g) "Closing Date" means the date that is no later than April 30, 1999, or such other date as the Vendor and the Purchaser may mutually determine;

(h) "Contract" means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral;

(i) "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of preemption, privilege or any Contract to create any of the foregoing;

(j) "Environmental Laws" means all applicable federal, provincial, municipal and local laws, statutes, ordinances, by-laws and regulations, and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances;

(k) "Environmental Permits" means all licences, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws required for the operation of the Business.

(l) "Equipment" means all chattels, equipment, fixtures, furnishings, machinery, vehicles and supplies used in connection with the Business as at the date hereof including without limitation the items described in Schedule "3" hereto;

(m) "Excluded Assets" means cash on hand or on deposit at the commencement of business on the Closing Date;

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(n)     "Goodwill"  means  the  goodwill  of  the  Business,  together  with the exclusive right of the Purchaser to represent itself as carrying on the Business in continuation of and in succession to the Vendor, and the right to the name Virtual Sellers.Com or any variation thereof as part of, or in connection with the Business;

(o) "Intellectual Property" means all registered and unregistered patents, trade or brand names, business names, trade-marks, trade-mark registrations and applications, copyrights, drawings, logos, designs, patents and all patent rights, trade secrets, restrictive covenants, processes, technology, registered user agreements, research data, inventions, instruction manuals, formulae, and other industrial or intellectual property respecting the Business, including, without limitation, the intellectual property described in Schedule "5" - Intellectual Property hereto;

(p) "Leased Property" means all the leased real property that is used in the Business and leased by the Vendor, including, without limitation, the real property described in Schedule "2" - Leased Property herein;

(q) "Leases" means all of the leases of the Leased Property, whether as lessor or lessee leased by the Vendor as set forth in Schedule "2" - Leased
Property and all leases of personal property as described in Schedule "4" - Material Contracts;

(r) "Licences" means all licences, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory, or otherwise) required for the conduct in the ordinary course of the operations of the Business and the uses to which the Business Assets have been put;

(s) "Material Contracts" means all agreements, indentures, contracts, leases, deeds of trust, licences, options, instruments or other commitments, whether written or oral, including the benefit of all unfilled orders received by the Vendor and forward commitments to purchase made by the Vendor, which the Vendor is entitled to or possessed of in connection with the Business and the Business Assets, including, without limitation, all right, title, benefit and interest in respect of the contracts, leases, engagements and commitments described in Schedule "4" - Material Contracts hereto;

(t) "Permitted Encumbrances" means any encumbrances or liabilities of the Vendor agreed to in writing by the Purchaser to be assumed pursuant to this Agreement;

(u) "Purchase Price" means the aggregate sum payable by the Purchaser to the Vendor for the Business Assets.

1.2          Currency

          Unless otherwise indicated, all dollar amounts in this Agreement are expressed in United States funds.

1.3          Sections  and  Headings

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          The division of this Agreement into articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an article, section, subsection or schedule refers to the specified article, section or subsection of or schedule to this Agreement.

1.4          Number,  Gender  and  Persons

          In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.5          Accounting  Principles

          Any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles that have been established in the United States.

1.6          Entire  Agreement

          This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.7          Time  of  Essence

          Time  shall  be  of  the  essence  of  this  Agreement.

1.8          Applicable  Law

          This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Illinois and the federal laws of the United States applicable therein, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such state and all courts competent to hear appeals therefrom.

1.9          Amendments  and  Waivers

          No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided.

1.10          Schedules

          The  following  Schedules  are  attached  to  and  form  part  of this
Agreement: All terms defined in the body of this Agreement will have the same meaning in the Schedules attached hereto.

Schedule  1     -     Financial  Statements

Schedule  2     -     Leased  Real  Property

Schedule  3     -     Machinery  and  Equipment

Schedule  4     -     Material  Contracts

Schedule  5     -     Intellectual  Property

Schedule  6     -     Consents

Schedule  7     -     Assumed  Indebtedness

2.          PURCHASE  AND  SALE

2.1 Subject to the terms and conditions of this Agreement, effective as at the Closing Date the Vendor will sell, transfer, and assign to the Purchaser and the Purchaser agrees to purchase from the Vendor, free and clear of all Encumbrances except as may be otherwise specifically provided for herein as Permitted Encumbrances, the Business as a going concern and except for the Excluded Assets, the Business Assets.

2.2 Except as provided herein and subject to the provisions of this Agreement, the purchase and sale contemplated herein does not include assumption of contracts with any employees or independent contractors of the Vendor used in connection with the Business. The Vendor will at all times before and after the Closing remain solely liable for all matters relating to such employees and independent contractors, including without limitation all liabilities for wages, severance pay, holiday pay, pensions, health, life, disability insurance and other benefits of any kind, and all remittances payable to applicable governmental authorities, in respect of such persons and the Vendor will at all times prior to and after the Closing indemnify and save harmless the Purchaser from and against any and all such liabilities.

2.3 All quotations for the sale or purchase of Inventory or supplies made or received by the Vendor and not confirmed to contractual commitment will be deemed to be assigned to the Purchaser at the Closing to be accepted, confirmed or withdrawn or otherwise acted upon by the Purchaser in its own name, for its own account and in accordance with its own business judgment.

3.          PURCHASE  PRICE  AND  ALLOCATION

3.1 The Purchase Price payable by the Purchaser to the Vendor for the Business Assets will be the sum of $198,928.68, 500,000 common shares in the capital of the Purchaser (the "Purchase Shares") issued at a deemed price of $0.10 per common share, and 361,710 share purchase warrants (the "Warrants"). Each Warrant shall entitle the holder thereof to purchase one common share in the capital of the Company at a price of $1.50 per common share for a period of two (2) years commencing on the Closing Date.

3.2 The Purchase Price will be allocated among the various items comprising the Business Assets and the Vendor and the Purchaser agree to report the sale and purchase of the

Business Assets for all federal, state and local tax purposes in a manner consistent with the following:

(a)     to  the  Assumption  of  Indebtedness,  the  sum  of  $43,856;

(b) to the Current Assets, including Equipment and Inventory, the sum of $6,448;

(c)     to  the  Fixed  Assets,  including  Leased Property, the sum of $82,637;

(d)     to  the  Goodwill,  the  sum  of  $80,915;  and

(e)     to  the  remaining  Business  Assets,  the  sum  of  $35,072.

3.3 The Vendor makes no representation or warranty that the allocation of the Purchase Price pursuant to Clause 3.2 herein will be accepted by the Minister of National Revenue.

4.          PAYMENT  OF  THE  PURCHASE  PRICE

4.1 The Vendor acknowledges that the Purchaser has, pursuant to the License Agreement, advanced $170,000.00 (the "Advance") to the Vendor. The Vendor hereby agrees to accept the Advance in full and final payment of $170,000 of the Purchase Price. The Purchaser agrees to assume current debt of the Vendor in the amount of $28,928.68 (the "Assumption") and the Vendor hereby acknowledges the Assumption as full and final payment of $28,928.68 of the Purchase Price.

4.2 On the Closing Date, the Purchaser will deliver to the Vendor the Purchase Shares and the Warrants.

4.3 The Vendor, the Principals and the Purchaser hereby mutually agree that this Agreement will supersede and replace the License Agreement as of the Closing Date.

4.4 The Vendor, the Principals and the Purchaser hereby agree that all claims in connection with the License Agreement will be fully satisfied and extinguished and each of the Vendor, the Principals and the Purchaser will remise, release and forever discharge each other party to this Agreement and its directors, officers and employees from any and all obligations of any kind whatsoever in connection with the License Agreement.

4.5 The Vendor acknowledges that the Purchase Shares and the Warrants have not been registered under the Unites States Securities Act of 1933 (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act. The Vendor further acknowledges that the Purchase Shares and the Warrants will be subject to a one year hold period; however, the Purchaser agrees that it will add registration of the Purchase Shares and the Warrants to any other share registration that it may file with the Securities and Exchange Commission during the year.

5.          CLOSING,  POSSESSION,  AND  ADJUSTMENTS

5.1 The Closing will take place by the exchange of appropriate solicitors' undertakings, or at such other place, date, and time as may be mutually agreed upon by the parties hereto but no later than April 30, 1999.

5.2 The Vendor will deliver possession of the Business Assets, free and clear of any Encumbrances and of any other claim to possession and any tenancies, to the Purchaser on the Closing Date.

5.3 All revenues and expenses, of the Business and relating to the Business Assets will be adjusted between the Vendor and the Purchaser as at the commencement of business on the Closing Date to the effect that in respect of any period before that time the Vendor will bear all expenses and receive all revenues relating to the Business and the Business Assets and that from and after said time the Purchaser will bear all expenses and receive all revenues relating to the Business and the Business Assets.

6.          ASSUMPTION  OF  LIABILITY

6.1 Subject to the provisions of this Agreement, the Purchaser agrees to assume, pay, satisfy, discharge, perform and fulfil, from and after the Closing Date, all obligations and liabilities of the Business arising from and after the Closing Date.

6.2 It is understood and agreed that from and after the Closing Date the Purchaser will assume, pay, discharge and satisfy the Assumed Indebtedness of the Vendor to the creditors described in Schedule "7" - Assumed Indebtedness, and that at the Closing the Vendor and the Purchaser will execute and deliver an Assumption Agreement whereby the Purchaser covenants to assume and pay the Assumed Indebtedness and to indemnify and save harmless the Vendor in respect thereof.

6.3 The Vendor hereby bargains, sells, assigns, transfers, and sets over unto the Purchaser all right, title, benefit, and interest which the Vendor is entitled to or possessed of, in, to, or under all contracts, engagements, and commitments respecting the Business or the Business Assets to have and to hold unto the Purchaser forever.

6.4 The Vendor and the Purchaser agree that in respect of any of the Material Contracts which are not assignable by the terms thereof or in respect of which any consent or approval is required, the right, title, benefit, and interest of the Vendor therein will be held by the Vendor in trust for the Purchaser and will be performed by the Purchaser in the name of the Vendor.

6.5 Both before and after the Closing Date, the Vendor and the Purchaser will make all reasonable efforts to obtain the release of the Vendor and as may be applicable the Principals of the Vendor of their obligations in respect of the Assumed Indebtedness and the Material Contracts, and without limiting the generality of Clause 20.1 the Vendor and the Purchaser will execute and deliver such documents and instruments and do such acts and things as may be required for said purposes.

6.6 Without in any way limiting Clause 11.3, the Purchaser will not assume, and the Vendor will be solely responsible for and will indemnify and hold harmless the Purchaser from and against any and all liabilities relating to the Business up to the Closing Date and including all product liability, product warranty, intellectual property infringement and other claims and obligations respecting services rendered by the Vendor in connection with the Business, any and all obligations payable to or related to any past or present employees of the Vendor and any and all indebtedness of or related to the Business. The Purchaser may satisfy any such obligations not assumed by it where it is required to do so by law or by order of any court or regulatory authority having jurisdiction over it or where it determines in good faith to do so for valid business reasons and, in any such case, the Vendor will reimburse the Purchaser forthwith following demand for all expenses incurred by the Purchaser in connection therewith including all legal and other professional fees and disbursements, interest, penalties or other amounts.

7.          ACKNOWLEDGEMENTS  OF  THE  VENDOR  AND  THE  PRINCIPALS

7.1 The Vendor and the Principals acknowledge and agree that each of them have been advised to consult their own independent legal, tax and other advisors with respect to the execution of this Agreement and the transactions contemplated by this Agreement.

8.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  VENDOR  AND  THE  PRINCIPALS

8.1 The Vendor and the Principals represent and warrant to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a) the Vendor is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Illinois, and has the power, authority, and capacity to carry on the Business as presently conducted and to enter into this Agreement and carry out its terms;

(b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms;

(c) the Vendor is not a party to any lease or agreement to lease in respect of any real property, whether as lessor or lessee, other than the Leases described and attached in Schedule "2" - Leased Property. Except as described in Schedule "2", the Vendor occupies the Leased Property and has the exclusive right to occupy and use the Leased Property. Each of the Leases of both real and personal property is in good standing and in full force and effect, and neither the Vendor nor any other party thereto is in breach of any covenants, conditions or obligations contained therein. The Vendor has provided a true and complete of each Lease and all amendments thereto to the Purchaser;

(d) except as will be remedied by the consents, approvals, releases, and discharges described in Schedule "6" - Consents hereto, neither the execution and delivery of this Agreement nor the performance of the Vendor's obligations hereunder will:

(i) violate or constitute default under the constating documents, by-laws, or articles of the Vendor, any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to the Vendor, the Business or any of the Business Assets, or any contract, agreement, instrument, covenant, mortgage, or security, including in particular the Material Contracts and the instruments described in Schedule "7"- Assumed Indebtedness, to which the Vendor is a party or which are binding upon the Vendor,

(ii) give any person the right to terminate or cancel any of the Material Contracts or the instruments described in Schedule "7" - Assumed Indebtedness,

(iii) give rise to the creation or imposition of any Encumbrance on any of the Business Assets, or

(iv) result in the termination of any licence, permit, approval, consent or authorization held by the Vendor or necessary to the operation of the Business.

(e) the Vendor owns and possesses and has good and marketable title to the Business Assets free and clear of all Encumbrances of every kind and nature whatsoever except the Permitted Encumbrances;

(f) except as otherwise disclosed in Schedule "3" - Machinery and Equipment, and reasonable wear and tear excepted, the Business Assets are in good working order and in a functional state of repair and to the best of the knowledge of the Vendor there are no latent defects thereto;

(g) with the exception of the Excluded Assets, the Business Assets comprise all property and assets used by the Vendor in connection with the Business;

(h) except for the Permitted Encumbrances, the Vendor does not have any indebtedness which might by operation of law or otherwise now or hereafter constitute an Encumbrance upon any of the Business Assets;

(i) no person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendor of any of the Business Assets, other than pursuant to purchase orders accepted by the Vendor in the ordinary course of the Business;

(j) the Vendor is not the beneficial or registered owner of and has not agreed to acquire any real property or any interest in any real property. The Vendor has the exclusive right to possess, use and occupy all of the Leased Property. All buildings, structures, improvements and appurtenances situated on the Leased Property are in good operating condition and in a state of good maintenance and repair and are adequate and suitable for the purposes for which they are currently being used, and the Vendor has adequate rights of ingress and egress for the operation of the Business in the ordinary course. None of such buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, provincial or municipal law, ordinance, rule or regulation, or encroaches on any property owned by others. Without limiting the generality of the foregoing:

(i) the Leased Property, the current uses thereof and the conduct of the Business comply with all regulations, statutes, enactments, laws and by-laws, including, without limitation, those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws,

(ii) no alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the Leased Property or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any municipal, provincial or other competent authority, which alteration, repair, improvement or other work has not been completed, and the Vendor knows of no written notification having been given to it of any such outstanding work being ordered, directed or requested, other than those that have been complied with,

(iii) all accounts for work and services performed and materials placed or furnished upon or in respect of the Leased Property at the request of the Vendor have been fully paid and satisfied, and no person is entitled to claim a lien under any applicable builders lien or similar legislation in other provinces of Canada against the Leased Property or any part thereof, other than current accounts in respect of which the payment due date has not yet passed,

(iv) there is nothing owing in respect of the Leased Property by the Vendor to any municipal corporation or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed,

(v) no part of the Leased Property has been taken or expropriated by any federal, provincial, municipal or other competent authority, nor has any notice or proceeding in respect thereof been given or commenced,

(vi) the Permitted Encumbrances constitute all of the Encumbrances, agreements, indentures and other matters that affect the Leased Property,

(vii) the Leased Property (including all buildings, improvements and fixtures) is fit for its present use, and there are no material or structural repairs or replacements that are necessary or advisable and, without limiting the foregoing, there are no repairs to, or replacements of, the roof or the mechanical, electrical, heating, ventilating, air-conditioning, plumbing or drainage equipment or systems that are necessary or advisable; and the Leased Property is not currently undergoing any alteration or renovation nor are any such alterations or renovations contemplated, and

(viii) the Leased Property is fully serviced and has suitable access to public roads, and there are no outstanding levies, charges or fees assessed against the Leased Property by any public authority (including development or improvement levies, charges or fees);

(k) except as otherwise provided herein, Schedule "4" - Material Contracts, discloses all Contracts, engagements, and commitments, whether oral or written, relating to the Business or the Business Assets including in particular contracts, engagements, and commitments:

(i)     out  of  the  ordinary  course  of  Business,

(ii) which entail the payment of in excess of $1,000.00 during any one year period,

(iii) respecting ownership of or title to any interest or claim in or to any property making up the Business Assets,

(iv)     respecting  Intellectual  Property,

(v) respecting any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person except for cheques endorsed for collection in the ordinary course of the Business,

(vi) any trust indenture, mortgage, promissory note, loan agreement, guarantee or other contracts for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles,

(vii) any contracts for capital expenditures in excess of $1,000.00 in the aggregate,

(viii) any contract for the sale of any assets other than sales of inventory to customers in the ordinary course of the Business,

(ix) any contract pursuant to which the Vendor is a lessor of any machinery, equipment, motor vehicles, furniture, fixtures or other personal property, or

(x) any confidentiality, secrecy or non-disclosure contract, (whether the Vendor is a beneficiary or obligant thereunder) relating to any proprietary or confidential information or any non-competition or similar contract;

(l) Schedule "4" - Material Contracts, contains an accurate and complete description of all material particulars respecting the Material Contracts and except as disclosed in said Schedule:

(i) there has not been any default in any obligation or liability in respect of said Contracts, engagements, or commitments by the Vendor and the Vendor has performed all of the obligations required to be performed by it and is entitled to all benefits under the Material Contract,

(ii) there has not been any amendment, modification, variation, surrender, or release of said Contracts, engagements, and commitments, and

(iii) each of said Contracts, engagements, and commitments is in good standing and in full force and effect and the Vendor has performed all of the obligations required to be performed by it and is entitled to all benefits thereunder, and as is not in default or alleged to be in default in respect of any Material Contract or any other Contracts, engagements or commitments provided for in this Agreement, to which the Vendor is a party or by which it is bound;

(m) Schedule "7" - Assumed Indebtedness, contains an accurate and complete description of all instruments evidencing or pertaining to and all material particulars respecting the Assumed Indebtedness including the amounts thereof as at the dates therein specified (or where the exact amount cannot be obtained, reasonably accurate estimates thereof) and the material terms of repayment and interest rates applicable thereto;

(n) the amount of Assumed Indebtedness as at the Closing Date will not exceed $30,000;

(o) all Licences required for the conduct in the ordinary course of the operations of the Business and the uses to which the Business Assets have been put have been obtained and are in good standing and such conduct and uses are in compliance with such licences and permits and with all laws, zoning and other bylaws, building and other restrictions, rules, regulations, and ordinances applicable to the Business and the Business Assets and neither the execution and delivery of this Agreement nor the completion of the purchase and sale hereby contemplated will give any person the right to terminate or cancel the said licenses or permits or affect such compliance;

(p) there are no actions, suits, proceedings, investigations, complaints, orders, directives, or notices of defect or non-compliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or to the best of the Vendor's knowledge threatened against or affecting the Vendor or in respect of the Business or any of the Business Assets;

(q) the Financial Statements of the Vendor attached hereto as Schedule "1" -Financial Statements, were prepared in accordance with generally accepted accounting principles consistently applied and are true and correct and present fairly and completely the assets, liabilities (whether accrued, absolute, contingent or otherwise), and the financial condition of the Vendor and the results of the operation of the Business for the periods reported thereby. The financial position and condition of the Vendor is now at least as good as that shown on or reflected in the Financial Statements provided to the Purchaser;

(r) all outstanding commitments by or on behalf of the Vendor for the purchase or sale of inventory and supplies have been made in accordance with established price lists of the Vendor or its suppliers or if otherwise then in accordance with the Vendor's normal business custom in varying therefrom;

(s) the books and records of the Vendor present fairly and completely in all material respects, in accordance with generally accepted accounting practices consistently applied, the matters which said books and records purport to present, and all material financial transactions of the Vendor relating to the Business have been accurately recorded in said books and records;

(t) there is no requirement to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals described in Schedule "6" - Consents, or that relate solely to the identity of the Purchaser or the nature of any business carried on by the Purchaser;

(u) there is no requirement under any Material Contract relating to the Business or the Business Assets to which the Vendor is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement except for the notifications, consents and approvals described in Schedule "6" - Consents;

(v) since April 1, 1999, the Business has been carried on only in the ordinary and normal course consistent with past practices and there has not been:

(i) any change, event, or circumstance which would materially adversely affect the affairs, assets, liabilities, earnings, prospects, operation, or condition of the Business,

(ii) any loss, damage, or destruction, whether or not covered by insurance, which would materially adversely affect the affairs, prospects, operations, or condition of the Business or the Business Assets,

(iii) any material increase in the compensation or benefits payable or to become payable by the Vendor to any of its officers, directors, employees, or agents,

(iv) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) incurred by the Vendor in connection with the Business, other than those incurred in the ordinary and normal course of the Business and consistent with past practice,

(v) any licence, sale, assignment, transfer, disposition, pledge, mortgage of granting of a security interest or other Encumbrance on or over any of the Business Assets, other than sales of inventory to customers in the ordinary and normal course of the Business,

(vi) any capital expenditures or commitments relating to the Business or Business Assets in excess of $1,000.00,

(vii) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to the Business in amounts exceeding $1,000.00 in each instance or $5,000.00 in the aggregate, or

(viii)     any change in the accounting or tax practices followed by the Vendor;

(w) the Vendor has duly filed on a timely basis all tax returns and reports required to be filed by it including all federal, state and municipal income tax returns and has paid all taxes that are due and payable, and all assessments, re-assessments, governmental charges, penalties, interest and fines due and payable by it prior to the Closing Date. The Vendor has made adequate provision for taxes payable in respect of the Business for the current period and any previous period for which tax returns are not yet required to be filed. The Vendor has remitted to the appropriate tax authority, when required by law to do so, all amounts collected by it on account of any state, municipal or local sales tax;

(x) all required tax returns have been filed and are true, complete and correct, and all taxes and other government charges including all income, excise, sales, business and property taxes and other rates, charges, assessments, levies, duties, taxes, contributions, fees and licenses required to be paid have been paid for all periods prior to the Closing Date and the Company does not have any deferred tax liability;

(y) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by or payment of any tax, governmental charge or deficiency by the Vendor, and to the knowledge of the Vendor there are no contingent tax liabilities or any grounds which would prompt a reassessment, including aggressive treatment of income and expenses in filing earlier tax returns;

(z) the Vendor, in respect of the Business and the Business Assets, has been and is in compliance with all Environmental Laws;

(aa) the Vendor has obtained all necessary Environmental Permits, if any. Each Environmental Permit is valid, subsisting and in good standing, and the Vendor is not in default or breach of any Environmental Permit and no proceeding is pending or threatened to revoke or limit any Environmental Permit;

(bb) the Vendor, in connection with the Business, has not used or permitted to be used, except in compliance with all Environmental Laws, any of its property (including any of the Leased Property) or facilities to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any hazardous substance;

(cc) no building, structure or improvement located on Leased Property is or ever has been insulated with urea formaldehyde insulation, nor do such buildings or structures contain any aluminium wiring or friable asbestos or any other substance containing asbestos;

(dd) the Vendor has never received any notice of or been prosecuted for non-compliance with any Environmental Laws, nor has the Vendor settled any allegation of non-compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs or construction or capital expenditures to be made with respect to the Business or the Business Assets, nor has the Vendor received notice of any of the same;

(ee) the Vendor has not caused or permitted, nor does it have any knowledge of, the release, in any manner whatsoever, of any hazardous substance on or from any of its properties or assets (including any of the Leased Property) utilized in the Business, or any such release on or from a facility owned or operated by third parties, but with respect to which the Vendor in connection with the Business is or may reasonably be alleged to have liability. All hazardous substances and all other wastes and other materials and substances used in whole or in part by the Vendor in connection with the Business or resulting from the Business have been disposed of, treated and stored in compliance with all Environmental Laws;

(ff) the Vendor has not received any notice that the Vendor is potentially responsible for a federal, state, municipal or local clean-up site or corrective action under any Environmental Laws in connection with the Business. The Vendor, in connection with the Business, has not received any request for information in connection with any federal, state, municipal or local inquiries as to disposal sites;

(gg)
i)     Schedule  "5"  - Intellectual  Property,  sets   out   details   of   all
licences  and  other  contracts   that   relate   to   Intellectual   Property,

(ii) the Intellectual Property comprises all intellectual property assets necessary to conduct the Business,

(iii) the Vendor is the legal and beneficial owner of the Intellectual Property, free and clear of all Encumbrances, and is not a party to or bound by any contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property,

(iv) no person other than the Purchaser has been granted any interest in or right to use all or any portion of the Intellectual Property,

(v) to the Vendor's knowledge, the Vendor's use, sale and licence of the Intellectual Property and the conduct of the Business does not infringe upon, or induce or contribute to the infringement of, the intellectual property rights, domestic or foreign, of any other person,

(vi) the Vendor is not aware of any claim of infringement (or the inducing of or contribution to the infringement) of any intellectual property rights of any other person arising from the use of the Intellectual Property, nor has the Vendor received any notice that the conduct of the Business, including the use of the Intellectual Property, infringes upon or breaches any intellectual property rights of any other person. The Vendor, after due inquiry, has no knowledge of any infringement or violation by any third party of any of the Vendor's rights in the Intellectual Property,

(vii) the Vendor is not aware of any fact, reason, action or inaction that adversely affects the scope, validity or enforceability of any of the Intellectual Property,

(viii) the Vendor has provided to the Purchaser a true and complete copy of all contracts, applications (including prosecution history), registrations and amendments thereto that comprise or relate to the Intellectual Property, and

(ix) no funding used in the research, development and testing of the invention, originated from a governmental source or any other person outside of Vendor;

(hh) the Vendor has the Business Assets insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Closing

Date. The Vendor is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy, in due and timely fashion. The Vendor has provided or will provide upon request a true copy of each such insurance policy to the Purchaser;

(ii) no officer, director or shareholder of the Vendor and no entity that is affiliated or associated with one or more of such individuals:

(i) owns, directly or indirectly, any interest in (except for shares representing less than one per cent of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person that is, or is engaged in business as, a competitor of the Business or a lessor, lessee, supplier, distributor, sales agent or customer of the Business,

(ii) owns, directly or indirectly, in whole or in part, any property that the Vendor uses in the operations of the Business, or

(iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Vendor in connection with the Business, except for any liabilities reflected in the Financial Statements and claims in the ordinary course of business;

(jj) there has been no termination or cancellation of, and no modification or change in, the Vendor's business relationship with any major customer or group of major customers. The Vendor has no reason to believe that the benefits of any relationship with any of the major customers or suppliers of the Business will not continue after the Closing Date in substantially the same manner as prior to the date of this Agreement;

(kk) there are no liabilities of the Vendor or its associates or affiliates, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable on or after the Closing Date, other than the Assumed Indebtedness; and

(ll) neither this Agreement nor any document to be delivered by the Vendor nor any certificate, report, statement or other documents furnished by the Vendor in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statement contained herein or therein not misleading. The Vendor had disclosed to the Purchaser everything material or cogent in connection with the business and affairs of the Vendor and its status, and nothing stated to the Purchaser has been misleading.

9.          REPRESENTATIONS  OF  THE  PURCHASER

9.1 The Purchaser represents and warrants to the Vendor as follows, with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated hereby, that:

(a) the Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of Canada and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

(b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a valid and binding obligation of the Purchaser in accordance with its terms;

(c) there is no requirement for the Purchaser to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement; and

(d) the Purchaser has received and agreed with the terms of the agreement between Stephen Meade and the Vendor.

10.          COVENANTS  OF  THE  VENDOR

10.1          Between  the  date  of  this  Agreement  and the Closing Date, the
Vendor:

(a) will not sell or dispose of any of the Business Assets, except only the sale of Inventory in the ordinary course of business and will preserve the Business Assets intact without any further Encumbrances;

(b) will not make or agree to make any payment to any of the officers, directors, employees, or agents of the Vendor except in the ordinary course of business and at the regular rates of compensation now in effect or as reasonable reimbursement for expenses incurred by such persons in connection with the Business;

(c) will conduct the Business diligently and only in the ordinary course consistent with past practice, keep the Business Assets in their present state, and endeavour to preserve the organization of the Business intact and the goodwill of the suppliers and customers and others having business relations with the Vendor relating to the Business;

(d) will maintain insurance coverage of the scope and in the amounts presently held in full force and effect and shall take out, at the expense of the Purchaser, such additional insurance as may reasonably be requested by the Purchaser and shall give all notices and present all claims under all policies of insurance in a due and timely fashion;

(e) will afford the Purchaser and its authorized representatives full access during normal business hours to the Business Assets and all other property and assets utilized in the Business and without limitation all title documents, abstracts of title, deeds, leases, contracts, financial statements, policies, reports, licenses, books, records, and other such material relating to the Business, and furnish such copies thereof and other information, as the Purchaser may reasonably request;

(f) will use its best efforts to procure and obtain at or prior to the Closing Date all such consents, approvals, releases, and discharges as may be required to effect the transactions contemplated hereby from all federal, state, municipal or other governmental or regulatory bodies and from all other third parties as necessary;

(g) will use its best efforts to obtain the acknowledgement of Steven Meade that this Agreement supersedes and replaces the License Agreement as of the Closing Date;

(h) will use its best efforts to obtain a release of the Vendor, the Business and Steven Meade from any liability with respect to the Cole Taylor Bank Line of Credit;

(i) will, deliver to the Purchaser true copies of the Material Contracts and full particulars of and true copies of all instruments evidencing or pertaining to the Assumed Indebtedness;

(j) at the request of the Purchaser, the Vendor shall execute such consents, authorizations and directions as may be necessary to permit any inspection of the Business or any of the Business Assets or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to the Business or the Business Assets maintained by governmental or other public authorities;

(k) the Vendor shall pay and discharge the liabilities of the Vendor relating to the Business in the ordinary course and consistent with the previous practice of the Vendor, except those contested in good faith by the Vendor;

(l) the Vendor shall use its best efforts to take or cause to be taken all necessary corporate action, steps and proceedings to approve and authorize validly and effectively the transfer of the Business Assets to the Purchaser and the execution and delivery of this Agreement and any other Agreements or documents contemplated hereby including, if necessary, the passing of a special resolution of shareholders and to cause all necessary meetings of directors and shareholders of the Vendor to be held for such purpose; and

(m) will not, without the prior written consent of the Purchaser, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Vendor contained herein, and the Vendor shall not enter into any material supply agreements relating to the Business or make any material decisions or enter into any material contracts with respect to the Business without the consent of the Purchaser, which consent shall not be unreasonably withheld.

10.2 The Vendor will within 30 days after the Closing Date, change its name and the names of any of its associated or affiliated businesses that include the words "VirtualSellers.com" to a name dissimilar to the Business name. The Vendor agrees that from and after the Closing Date neither the Vendor nor any of its associated or affiliated businesses, if any, will use the words "VirtualSellers.com" or any part thereof or any similar words in any business name or business venture.

10.3 The Vendor and the Principals covenant and agree to indemnify and hold harmless the Purchaser from and against:

(a) except as to the Assumed Indebtedness which by the terms hereof are specifically to be assumed or paid by the Purchaser, any and all debts, obligations, and liabilities, whether accrued, absolute, contingent, or otherwise, existing at the time of Closing, respecting the Business or the Business Assets; and the Purchaser may, but will not be bound to, pay or perform same and all moneys so paid by the Purchaser in doing so will constitute indebtedness of the Vendor to the Purchaser hereunder;

(b) any and all damage or deficiency resulting from any misrepresentation, misstatement, breach of warranty, or the non-fulfilment of any covenant on the part of the Vendor under this Agreement or under any document or instrument delivered pursuant hereto or in connection herewith;

(c) any and all claims, actions, suits, proceedings, demands, assessments, judgments, charges, penalties, costs, and expenses (including the full amount of any legal expenses invoiced to the Purchaser) which arise or are made or claimed against or are suffered or incurred by the Purchaser in respect of any of the foregoing; and

(d) any and all losses suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with the operation of the Business up to the Closing Date.

10.4 The exercise of any rights or inspection by or on behalf of the Purchaser under Clause 11.1 shall not mitigate or otherwise affect any of the representations and warranties of the Vendor hereunder which shall continue in full force and effect as provided in Clause 9.1.

11.          COVENANTS  OF  THE  PURCHASER

11.1 Between the date of this Agreement and the Closing Date, the Purchaser will make all reasonable efforts to obtain and procure in co-operation with the Vendor all consents, approvals, releases, and discharges required to effect the transactions contemplated hereby.

11.2 Subject to the provisions of this Agreement, the Purchaser will, from and after the Closing Date, pay as and when same become due and payable all debts and liabilities of the Business which arise after the Closing Date and punctually observe and perform all obligations to be performed in respect of the Business which relate to any period after said date.

11.3 Subject to the provisions of this Agreement, from and after the Closing Date, the Purchaser will indemnify and hold the Vendor harmless from and against all liabilities of the Business arising after the Closing Date, provided that such liabilities are in no way due to any misrepresentation, breach of warranty, misstatement or breach of covenant or obligation hereunder by the Vendor.

12.          NON-MERGER

12.1 The representations, warranties, covenants, and agreements of the Vendor contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing Date, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases the Vendor of such representation, warranty, covenant, or agreement), or any investigation by the Purchaser, same will remain in full force and effect.

12.2 The representations, warranties, covenants, and agreements of the Purchaser contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing Date, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases the Purchaser of such representation, warranty, covenant, or agreement), or any investigation by the Vendor, same will remain in full force and effect.

13.          CONDITIONS  PRECEDENT

13.1 The obligation of the Purchaser to consummate the transactions herein contemplated is subject to the fulfilment of each of the following conditions precedent at the times stipulated:

(a) that the representations and warranties of the Vendor contained herein are true and correct on and as at the Closing Date with the same force and effect as if such representations and warranties were made as at the Closing Date, except as may be in writing disclosed to and approved by the Purchaser;

(b) that all the terms, covenants, conditions, agreements, and obligations hereunder on the part of the Vendor to be performed or complied with at or prior to the Closing Date;

(c) that between the date hereof and the Closing Date no change, event, or circumstance has occurred which materially adversely affects the Business Assets or the prospects, operation, or condition of the Business or which, significantly reduces the value of the Business or the Business Assets to the Purchaser;

(d) that between the date hereof and the Closing Date there has not been any substantial loss, damage, or destruction, whether or not covered by insurance, to any of the Business Assets;

(e) no legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Business Assets contemplated hereby;

(f) that at the Closing Date, there shall have been obtained from all appropriate federal, state, municipal or other governmental or administrative bodies such licences, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Vendor to permit the change of ownership of the Business Assets contemplated hereby, and all notices, consents and approvals with respect to the transfer or assignment of the Material Contracts, including, without limitation those described in Schedule "4" hereof have been obtained;

(g) that at the Closing Date, the Vendor shall have given or obtained the notices, consents and approvals described in Schedule "6" - Consents, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

(h) that at the Closing Date, the Vendor will have agreed to the termination of the License Agreement; and

(i) that at the Closing Date, there will have been obtained from each of Principals executed employee agreements with the Purchaser in a form satisfactory to the Purchaser and containing the terms customary for this type of agreement.

The foregoing conditions of this Clause 14.1 are for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. If any of the conditions contained in this Clause 14.1 shall not be performed or fulfilled at or prior to the Closing Date to the satisfaction of the Purchaser, acting reasonably, the Purchaser, may, by notice to the Vendor, terminate this Agreement and the obligations of the Vendor and the Purchaser under this agreement, provided that the Purchaser may also bring an action pursuant to Clause 11.3 against the Vendor for damages suffered by the Purchaser where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Vendor.

13.2 The obligation of the Vendor to consummate the transactions herein contemplated is subject to the fulfilment of each of the following conditions precedent at the times stipulated:

(a) that the representations and warranties of the Purchaser contained herein are true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made as at the Closing Date, except as may be in writing disclosed to and approved by the Vendor;

(b) that all terms, covenants, conditions, agreements, and obligations hereunder on the part of the Purchaser to be performed or complied with at or prior to the Closing, including in particular the Purchaser's obligation to deliver the documents and instruments herein provided for in Clause 16, have been performed and complied with as at the Closing.

The foregoing conditions of this Clause 14.2 are for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. If any of the conditions contained in this Clause 14.2 shall not be performed or fulfilled at or prior to the Closing Date to the satisfaction of the Vendor acting reasonably, the Vendor may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendor and the Purchaser under this Agreement, provided that the Vendor may also bring an action pursuant to Clause
11.3 against the Purchaser for damages suffered by it where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or a warranty by the Purchaser.

14.          TRANSACTIONS  OF  THE  VENDOR  AT  THE  CLOSING

14.1 At the Closing Date, the Vendor will execute and deliver or cause to be executed and delivered all deeds, conveyances, bills of sale, transfers, assignments, agreements, certificates, documents, and instruments as may be necessary to effectively vest good and marketable title to the Business Assets in the Purchaser free and clear of any Encumbrances (except the Permitted Encumbrances or as may be otherwise specifically provided herein) and without limiting the foregoing, will execute and deliver or cause to be executed and delivered:

(a)     a  bill  of  sale  (Absolute)  for  the  Equipment;

(b)     a  general  conveyance  of  the  Business  Assets;

(c) all consents, approvals, releases, and discharges as may be required to effect the transactions contemplated hereby, including in particular those described in Schedule "6" - Consents;

(d) a certificate of the Principals dated as of the Closing Date, acceptable in form and content to the solicitors for the Purchaser, certifying that:

(i)     the  conditions  set  out  in  Clause  14.1  have  been  satisfied,

(ii) the Directors of the Vendor have passed a resolution duly authorizing the execution and delivery of this Agreement and the completion of the transactions contemplated hereby,

(iii) the shareholders of the Vendor have passed a resolution duly authorizing and approving the sale of the Business Assets as contemplated hereby, and

(iv) the shareholders of the Vendor have passed a resolution duly authorizing the Vendor to change its name to permit the Business Name to be used by the Purchaser and all such other documents and instruments as may be required;

(e) for the purposes of Clauses 6.1 hereof, an affidavit of one of the Principals setting forth the names and addresses of the creditors pertaining to the Assumed Indebtedness and the amount of the indebtedness or liability due or payable to each such creditor;

(f) unless waived by the Purchaser, the favourable legal opinion of the solicitors for the Vendor, in form satisfactory to solicitors for the Purchaser, to the effect that all necessary steps and corporate proceedings have been taken by the Vendor to permit the sale of the Business and the Business Assets as contemplated hereby, that this Agreement and all documents and instruments delivered pursuant hereto have been duly and validly authorized, executed, and delivered by the Vendor and will constitute valid and legally binding obligations of the Vendor, and confirming such other matters as the Purchaser's solicitors may reasonably require;

(g)     an  employment  agreement  duly  executed  by  each  of  the Principals;

(h) all such documents and instruments as may be necessary to transfer or assign the Intellectual Property;

(i) executed releases by any third parties which have any Encumbrances against the Business Assets other than the Permitted Encumbrances;

(j) unless waived by the Purchaser, certified copies of any and all insurance policies relating to the Business and Business Assets with transfer and consent forms duly endorsed;

(k) executed assignments of all Leases described under the heading Leased Property in Schedule "2" and all leases of personal property as described in Schedule "4" - Material Contracts; and

(l) all such other documents and instruments as the Purchaser's solicitors may reasonably require.

15.          TRANSACTIONS  OF  THE  PURCHASER  AT  THE  CLOSING

15.1 At the Closing the Purchaser will deliver or cause to be delivered to the Vendor:

(a) a certificate of the secretary of the Purchaser dated as of the Closing Date, acceptable in form and content to the solicitors for the Vendor, certifying that:

(i)     the  conditions  set  out  in  Clause  14.2  have  been  satisfied,  and

(ii) the Directors of the Vendor have passed a resolution duly authorizing the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

(b) share certificates representing the Purchase Shares and warrant certificates representing the Warrants; and

(c) all such other documents and instruments as the Vendor or its solicitors may reasonably require.

16.          TAXES

16.1 All taxes arising out of the purchase of the Business Assets as contemplated hereby will be paid by the Purchaser.

16.2 The Purchaser shall be liable for and shall pay all federal, state and local sales taxes (including any retail sales taxes and land transfer taxes) and all other taxes, duties, fees or other like charges of any jurisdiction properly payable in connection with the transfer of the Business Assets by the Vendor to the Purchaser.

17.          ASSETS  AT  RISK

17.1 From the date hereof to the Closing Date, the Business Assets will remain at the risk of the Vendor. If any of the Business Assets are lost, damaged, or destroyed prior to the time of Closing, the Purchaser may in lieu of terminating this Agreement pursuant to Clause 14.1 elect by notice in writing to the Vendor to complete the purchase to the extent possible, and at the option of the Purchaser, either:

(a) the Purchase Price will be reduced by an amount equal to the cost of making good such loss, damage, or destruction; or

(b) the Vendor will assign and pay over to the Purchaser all insurance moneys payable in respect of such loss, damage, or destruction.

18.          AGENTS

18.1 The Vendor warrants to the Purchaser that no agent or other intermediary has been engaged by the Vendor in connection with the purchase and sale herein contemplated, and if there are any agent's commissions which become due and payable such costs and expenses will be the sole liability of the Vendor.

19.          FURTHER  ASSURANCES

19.1 From time to time subsequent to the Closing Date, the parties covenant and agree, at the expense of the requesting party, to promptly execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

20.          ASSIGNMENT

20.1 This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

21.          SUCCESSORS  AND  ASSIGNS

21.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

22.          COUNTERPARTS

22.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Regardless of the date of execution by any of the parties hereto, this Agreement will be dated for reference as of the date first above written.

23.          ELECTRONIC  MEANS

23.1 Delivery of an executed copy of this Agreement by electronic facsimile transmission, telecopy, telex, or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

24.          NOTICES

24.1 Any notice required or permitted to be given under this Agreement will be in writing and may be given by personal service or by prepaid registered mail, posted in Canada, and addressed to the proper party at the address stated below:

(a)     if  to  the  Vendor:

VIRTUALSELLERS.COM,  Inc.
40  Shuman  Blvd.,  Suite  105
Naperville,  Illinois,  U.S.A.

(b)     if  to  the  Purchaser:

SUNCOM  TELECOMMUNICATIONS  INC.
120  North  LaSalle  Street,  Suite  1000
Chicago,  Illinois,  U.S.A.  60602

(c)     if  to  the  Principals:

KEVIN  WIELGUS  and  DOROTHY  TOMEK
536  South  Lyman,  Des  Plaines,  Illinois  60016

or to such other address as any party may specify by notice in writing to the other parties. Any notice delivered on a Business Day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by facsimile transmission will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid first class mail will be deemed conclusively to have been effectively given on the fifth Business Day after posting, but if at the time of posting or between the time of posting and the tenth Business Day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

25.          REFERENCE  DATE

25.1 This Agreement is dated for reference the 23rd day of April, 1999, but will become binding as of the date of execution and delivery by all parties hereto and subject to compliance with the terms and conditions hereof, the transfer and possession of the Business Assets will be deemed to take effect as at the close of business on the Closing Date.

26.          REFERENCES  TO  AGREEMENT

26.1 The terms "this Agreement", "hereof", "herein", "hereby", "hereto", and similar terms refer to this Agreement and not to any particular clause, paragraph or other part of this Agreement. References to particular clauses are to clauses of this Agreement unless another document is specified.

27.          DISCLOSURE

27.1 The Vendor acknowledges that the Purchaser is a publicly traded Company and as a result must publicly disclose information with respect to this Agreement and the transactions contemplated herein. The Vendor agrees to cooperate with the Purchaser in this regard to the extent required by the Purchaser and any applicable regulatory body and hereby consents to public disclosure of the terms of this Agreement and the transactions contemplated herein.

IN WITNESS WHEREOF the parties have executed and delivered these presents on April _____, 1999.

VIRTUALSELLERS.COM,  INC.

Per:           /s/  signed
     Authorized  Signatory

SUNCOM  TELECOMMUNICATIONS  INC.

Per:           /s/  signed
     Authorized  Signatory




                                                                      )
SIGNED, SEALED AND DELIVERED by KEVIN WIELGUS in the presence of:.    )
                                                                      )
/s/ Cary J. Berman . . . . . . . . . . . . . . . . . . . . . . . .    )
------------------------------------------------------------------    )
Signature. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )
Cary J. Berman . . . . . . . . . . . . . . . . . . . . . . . . . .    )
------------------------------------------------------------------    )                /s/ Kevin Wielgus
Print Name . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )                -----------------
2754 N. Hampden Ct #1905                                              )                    KEVIN WIELGUS
------------------------------------------------------------------    )
Address. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )
Chicago, IL 60614                                                     )
------------------------------------------------------------------    )
VP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )
------------------------------------------------------------------    )
Occupation . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )




                                                                      )
SIGNED, SEALED AND DELIVERED by DOROTHY TOMEK in the presence of:.    )
                                                                      )
/s/ Cary J. Berman . . . . . . . . . . . . . . . . . . . . . . . .    )
------------------------------------------------------------------    )
Signature. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )
Cary J. Berman . . . . . . . . . . . . . . . . . . . . . . . . . .    )
------------------------------------------------------------------    )               /s/ Dorothy Tomek
Print Name . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )               -----------------
2754 N. Hampden Ct #1905)                                             )                   DOROTHY TOMEK
------------------------------------------------------------------    )
Address. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )
Chicago, IL 60614                                                     )
------------------------------------------------------------------    )
VP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )
------------------------------------------------------------------    )
Occupation . . . . . . . . . . . . . . . . . . . . . . . . . . . .    )

                                LIST OF SCHEDULES

Schedule     Description

     1     Financial  Statements

     2     Leased  Real  Property

     3     Machinery  and  Equipment

     4     Material  Contracts

     5     Intellectual  Property

     6     Consents

     7     Assumed  Indebtedness

                                   SCHEDULE 1

                              FINANCIAL STATEMENTS

                                 (See attached)

                                   SCHEDULE 2

                                 LEASED PROPERTY

                                 (See attached)

                                   SCHEDULE 3

                             MACHINERY AND EQUIPMENT

                                 (See Attached)

                                   SCHEDULE 4

                               MATERIAL CONTRACTS

1. Lease Agreement, dated January 26, 1998, between OEC Building, L.L.C. and Internet Presence Coordinators, Inc.

2. Lease Agreement, dated January 8, 1998, between G-Mark Leasing Ltd. and Internet Presence Coordinators, Inc.
3.

                                   SCHEDULE 5

                              INTELLECTUAL PROPERTY

1.     Unregistered  trademark  "VirtualSellers.com".

2.     Domain  Names  registered  with  Network  Solutions,  Inc.  (InterNic):
       VIRTUALSELLERS.COM
       SILLYSURVEYS.COM
       PETSELLERS.COM
       CREATIVESELLERS.COM
       CAMPSELLERS.COM
       UNIVERSITYSELLERS.COM
       JEWELRYSELLERS.COM
       CITYSELLERS.COM
       GIFT-SELLERS.COM
       TRANSPORTATIONSELLERS.COM
       VIDEOSELLERS.COM
       WEDDINGSELLERS.COM
       GLOBALSELLERS.COM

3.     Any  software  associated  with  or used in connection with the Business.

4.     Any  source  code  prepared  on  behalf  of  the  Business.

                                   SCHEDULE 6

                                    CONSENTS

1. Consent of SM BRELL II, L.P. regarding the assignment of the Lease Agreement, dated January 26, 1998, between OEC Building, L.L.C. and Internet Presence Coordinators, Inc.

2. Consent of G-Mark Leasing Ltd. Lease Agreement, dated January 8, 1998, between G-Mark Leasing Ltd. and Internet Presence Coordinators, Inc.

3. Discharge of Internet Presence Coordinators, Inc. and Steven Meade with respect to any continuing liability regarding the Cole Taylor Bank Line of Credit.

                                   SCHEDULE 7

                              ASSUMED INDEBTEDNESS

1. The following indebtedness to American Express Capital Finance in connection with the purchase of Equipment for the Business:

          $1812.36 payable in monthly instalments of $61.05 until February, 2001 $3363.38 payable in monthly instalments of $114.79 until April, 2001 $10,345.20 payable in monthly instalments of $353.07 until April, 2001

2. Indebtedness of $18,044.00 to Citibank Visa of Dorothy Tamec in connection with the purchase of Equipment for the Business.

3.     Current  accounts  payable  of  $10,291.